Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 126 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 2, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Scudder S&P 500 Index Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Other Information" in such Registration Statement.


/s/PricewaterhouseCoopers LLP


Baltimore, Maryland
April 24, 2001